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                                                                    EXHIBIT 21.1

                            JDA Software Group, Inc.
                              List of Subsidiaries

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               SUBSIDIARY                         JURISDICATION OF INCORPORATION                 DOING BUSINESS AS
               ----------                         ------------------------------                 -----------------
JDA Software Group, Inc.                                 Delaware                 Parent Company

JDA Software, Inc.                                       Arizona                  JDA Software, Inc.

JDA Worldwide, Inc.                                      Arizona                  JDA Worldwide, Inc.
                                                                                  JDA Worldwide, Inc. - UK Branch

JDA Software Australia Pty Ltd                           Australia                JDA Software Australia Pty Ltd

E3 Australia Pty Ltd                                     Australia                Being merged into JDA Software Australia Pty Ltd

JDA Arthur Software Bermuda, Ltd.                        Bermuda                  Dormant

JDA Software Brasil Ltda.                                Brazil                   JDA Software Brasil Ltda.

JDA Software Canada Ltd.                                 Canada                   JDA Software Canada Ltd.

JDA Chile S.A.                                           Chile                    JDA Chile S.A.

JDA Software Danmark ApS                                 Denmark                  JDA Software Danmark ApS

JDA International Limited                                United Kingdom           JDA International Limited
                                                                                  JDA International Limited - Dubai Branch

E3 United Kingdom Limited                                United Kingdom           Being merged into JDA International Limited

JDA Software Oy                                          Finland                  Dormant

JDA Software France SA                                   France                   JDA Software France SA

JDA Software GmbH                                        Germany                  JDA Software GmbH

JDA Software Hong Kong Limited                           Hong Kong                JDA Software Hong Kong Limited

JDA Software Italy S.r.L.                                Italy                    JDA Software Italy S.r.L.

JDA Software Japan Ltd.                                  Japan                    JDA Software Japan Ltd.

JDA Software Malaysia Sdn. Bhd.                          Malaysia                 JDA Software Malaysia Sdn. Bhd.

JDA Software de Mexico, S.A. de C.V.                     Mexico                   JDA Software de Mexico, S.A. de C.V.

JDA Servicios Profesionales, S.A. de C.V.                Mexico                   JDA Servicios Profesionales, S.A. de C.V.

JDA Software Benelux B.V.                                Netherlands              JDA Software Benelux B.V.

JDA Software Norway AS                                   Norway                   JDA Software Norway AS

JDA Asia Pte. Ltd.                                       Singapore                JDA Asia Pte. Ltd.
                                                                                  JDA Asia Pte. Ltd. - Shangai Representative Office

JDA Software South Africa (Proprietary) Limited          South Africa             Dormant

JDA Incorporated Software Solutions, S.A.                Spain                    JDA Incorporated Software Solutions, S.A.

JDA Software Nordic AB                                   Sweden                   JDA Software Nordic AB
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